Exhibit 10.16

RMB Working Capital

Loan Contract

Xiamen Branch

Revised in November 2014

(Printed in June 2017)

RMB Working Capital Loan Contract

Contract No.: HETO351980101201800038

Borrower (Party A): Fujian Blue Hat Interactive Entertainment Technology Co., Ltd.
Address: Room 401-2, Industrial Design Center, No. 84, South Longshan Road, Siming District, Xiamen
Legal representative (person in charge):                                   Post code: 361003
Fax:                                                                                    Tel.:

Lender (Party B): Xiamen Branch, China Construction Bank
Address:                                                                              Post code:
Person in charge:
Fax:                                                                                    Tel.:

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In light of needs of routine operation turnover, Party A applies for the loan from Party B and Party B agrees to grant the loan to Party A. This contract is hereby entered into by and between Party A and Party B in accordance with pertinent laws, regulations and rules through consultation for joint observation.

General Terms

Article 1 Loan Amount

See specific amount and currency of the loan applied by Party A from Party B as shown in Article 1 of the special terms of contract.

Article 2 Loan Purpose and Source of Repayment

Party A shall use the loan for routine production and operation turnover.

See specific loan purpose, source of repayment and others hereunder in Annex 1 “Basic Information of the Loan”.

Article 3 Term of the Loan

See the term of the loan hereunder as shown in Article 2 of the Special Terms of Contract.

If the start date of the term of the loan hereunder differs from the loan transfer certificate (the receipt for a loan, the same below), the actual loan granting date specified on the loan transfer certificate for the first time loan granting shall prevail, and the due date of the loan agreed in Article 2 of the Special Terms of Contract shall be adjustment accordingly.

The loan transfer certificate shall be a part of the contract and shall have equal legal effect as the contract.

Article 4 Loan Interest Rate, Penalty Interest Rate, Interest Accruing and Settlement

1.	Loan Interest Rate

The loan interest rate under this contract shall be annual interest rate which is specifically agreed by Party A and Party B in Article 3 of the Special Terms of Contract.

2.	Penalty Interest Rate
(1)	Where Party A fails to use the loan according to the loan purpose specified in the Contract or if the loan becomes overdue hereunder, the penalty interest rate will be specifically agreed by Party A and Party B in Article 3 of the Special Terms of Contract. The loan interest rate will be adjusted according to the contract and the penalty interest rate will be adjusted accordingly based on the adjustment of the loan interest rate and the floating rate.
(2)	If overdue and embezzlement of the loan occur at the same time, penalty interest and compound interest shall be collected based on the situation whichever is heavier.
3.	The value date in this clause refers to the date when the loan initially granted under this contract is transferred to the account for loan granting agreed under the contract (hereinafter referred to as the “account for loan granting”).

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When first granting the loan under this contract, the benchmark interest rate shall refer to the loan interest rate of the same grade in the same period published and implemented by the People's Bank of China on the value date. Thereafter, when the loan interest rate is adjusted in accordance with the aforesaid agreement, the benchmark interest rate shall refer to the loan interest rate of the same grade and the same period published and implemented by the People's Bank of China on the day of the adjustment. If the People's Bank of China no longer announces the loan interest rate of the same grade in the same period, the benchmark interest rate shall refer to the interest rate of the loan of the same grade in the same period which is recognized by the other banks on the same day, or the normal one, unless otherwise agreed by both parties.

The LPR interest rate hereunder is specified in Article 3 of the Special Terms of Contract.

4.	The loan interest shall be calculated from the date when the loan is transferred to the account for loan granting. Interest for the loan under this contract is calculated on daily basis. The daily interest rate= annual interest rate/360. If Party A fails to pay the interest in accordance with the settlement date agreed herein, the interest shall be compounded from the next day.
5.	Interest settlement
(1)	If fixed interest rate is applied, interest shall be calculated based on the agreed interest rate upon interest settlement. If floating interest rate is applied, interest shall be calculated based on the interest rate in various floating periods; if there are multiple interest rates in a single interest settlement period, interest in various floating periods will be calculated first of all and the sum of interests in various floating periods will be paid on the interest settlement date.
(2)	See the specific way for interest settlement under this contract in Article 3 of the Special Terms of Contract for details.

Article 5 Loan Granting and Payment

1.	Preconditions for loan granting

Unless Party B waives all or part of the loan, Party B shall be obligated to make the loan only if it continues to meet all the following preconditions:

(1)	Party A has completed the approval, registration, delivery, insurance and other legal procedures related to the loan hereunder;
(2)	If there is a guarantee under this contract, the guarantee meeting the requirements of Party B shall become effective and remain valid;
(3)	Party A has opened an account for withdrawal and repayment as required by Party B;
(4)	Party A does not have any breach of contract as agreed herein;
(5)	Nothing herein agreed likely to endanger Party B’s creditor’s rights has occurred;
(6)	Laws, regulations or competent authorities shall not prohibit or restrict Party B from issuing loans hereunder;
(7)	Party A’s financial indicators shall continuously meet the requirements of Annex 2 “Financial Indicators Constraint Clause”;
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(8)	Party A has submitted relevant documents before the loan issuance as agreed herein;
(9)	The materials provided by Party A to Party B are legal, authentic, complete, accurate and effective and meet other requirements of Party B;
(10)For	other preconditions for loan issuance agreed by both parties, please refer to Article 4 of the Special Terms of Contract.
2.	Loan drawing plan

Loan drawing refers to the behavior that Party B transfers the loan to the account for loan granting according to Party A’s application and the agreement of this contract.

See the loan drawing plan agreed by the two parties as shown in Article 5 of the Special Terms of Contract.

3.	Party A shall use the loan based on the loan drawing plan specified in Article 5 of the Special Terms of Article 5. Unless Party B agrees in writing, Party A shall not advance, delay, split or cancel the use of the loan.
4.	Where Party A uses the loan in batches, the due date of the loan term shall be determined in accordance with Article 3 of General Terms hereof and Article 2 of Special Terms hereof.
5.	Materials to be provided by Party A

Party A and Party B may choose to apply the following provisions regarding the materials provided by Party A, which shall be specified in Article 6 of the Special Terms hereof.

(1)

1)       Once the following conditions are met:

The amount of a single loan is more than RMB 10 million, and any planned external payment under the expenditure is more than RMB 10 million;

Other loan use/payment situation agreed in paragraph 1 of Article 6 in the Special Terms hereof.

Then, Party A shall provide the following materials for Party B no later than five working days before the drawing of a single loan:

a.	The loan transfer certificate signed and sealed by Party A and the payment and settlement voucher signed and sealed by Party A;
b.	Transaction materials (including but not limited to goods, services, capital contracts and/or invoices and other written or electronic documents that can prove the specific purpose of the loan funds);
c.	For other materials, please refer to the paragraph 2 of Article 6 of the Special Terms of Contract.

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Party A shall also provide other materials as required by Party B (including but not limited to the business license of Party A’s trading object, power of attorney, articles of association, resolutions of the shareholders’ meeting or board meeting, etc.).

2)       In addition to the circumstances set forth in item 1) above, or where Party B considers that Party A is entitled to make its own payment as agreed in paragraph 7 hereof after reviewing the materials provided by Party A, Party A shall provide the following materials to Party B no later than five working days prior to the single loan:

a. The loan use plan corresponding to the proposed loan (see Annex 3 for the loan use plan);

b. The loan transfer certificate signed and sealed by Party A;

c. For other materials, see paragraph 3 of Article 6 of the Special Terms of Contract for details.

Party A shall also provide other materials as required by Party B (including but not limited to the business license of Party A’s trading object, power of attorney, articles of association, resolutions of the shareholders’ meeting or board meeting, etc.).

(2)

Regardless of the used amount of the single loan, Party A shall provide the following materials to Party B no later than five working days prior to the use of a single loan:

1)	The loan transfer certificate signed and sealed by Party A and the payment and settlement voucher signed and sealed by Party A;
2)	Transaction materials (including but not limited to goods, services, capital contracts and/or invoices and other written or electronic documents that can prove the specific purpose of the loan funds);
3)	For other materials, please refer to the paragraph 4 of Article 6 of the Special Terms of Contract.

Party A shall also provide other materials as required by Party B (including but not limited to the business license of Party A’s trading object, power of attorney, articles of association, resolutions of the shareholders’ meeting or board meeting, etc.).

6.       Party B’s payment on commission

(1)       Situations applicable for Party B’s payment on commission

As long as the single loan is used in accordance with the following circumstances selected by both parties in Article 7 of the Special Terms of Contract, Party B shall make the payment on commission. Namely, Party A irrevocably entrusts Party B to pay the loan to Party A's transaction object. Party A shall not pay the above loan to the trading object or any other third party by itself.

1)	The single loan drawing amount is more than RMB 10 million and there is any planned external payment from the loan is more than RMB 10 million; Party B considers that the information provided by Party A is in line with the feature of clear payment object;
2)	Regardless of the amount of a single loan drawing, Party B’s payment on commission will be adopted.
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3)	As otherwise agreed by both parties, please refer to Article 7 of Special Terms of Contract.

(2)       In case of Party B’s payment on commission, Party B will transfer the loan fund to the account for loan granting and then, loan fund will be directly paid form the account for loan granting to the account of trading object. Party A shall not dispose loan capital in any form (including but not limited to transfer and withdrawal).

(3)       Party B shall, based on the information provided by Party A, conduct a formal review on the amount, time, object, method and handling account of the payment. After the completion of such formal review, if it is found that Party B’s requirements are met, the loan fund will be paid to Party A’s trading object. Once the loan fund enters the account of the trading object of Party A, Party B shall be deemed to have fulfilled the obligation of payment on commission. Party A shall check whether the payment is successful or not within 1 working day after the date of payment, and notify Party B immediately if it is not successful. Party B shall ensure that the transaction object is consistent with the specific purpose and transaction information of the loan.

(4)       Party B's formal review of the above payment elements does not mean that Party B confirms the authenticity and legal compliance of the transaction, nor does it mean that Party B is involved in any dispute between Party A and its trading object or any other third party or needs to assume any responsibility and obligation of Party A. Party A shall indemnify Party B for all losses suffered by Party B as a result of the payment on commission.

(5)       If the loan fund fails to be successfully paid or fails to be timely paid to the account of Party A’s trading object due to incomplete, untrue or inaccurate materials provided by Party A, inconsistent with the specific purpose of the loan, information conflict or other reasons not ascribed to Party B, the following provisions shall be followed for disposal.

1)	Party A shall be liable for all consequences arising therefrom, including but not limited to, all losses caused by the failure to pay the loan funds successfully or timely to the account of Party A’s trading partner.
2)	Party A shall not dispose the loan funds in any form (including but not limited to transfer and withdrawal);
3)	Party A shall, within five (5) working days upon request of Party B, perform its obligations of providing new materials and correcting materials, etc.;

If Party A violates any of the above provisions, Party B shall have the right to recover the loan funds in advance.

(6)       Party A shall be liable for the failure, error, delay and other risks, liabilities and losses of the loan payment not caused by Party B’s fault, and Party B shall not be liable. Party A shall indemnify Party B for all losses thus incurred.

7.       Independent payment by Party A

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Where the drawing of a single loan does not comply with the situation described in item 1 of Article 6, independent payment by Party A may be adopted. Namely, Party B will, upon Party A’s loan drawing application, transfer the loan to the account for loan granting, and Party A will independently make payment to the trading object. Party A shall ensure that the trading object is consistent with the specific loan purpose and transaction materials.

8.       No matter Party B’s payment on commission or independent payment by Party A, once the loan fund is transferred to the account for loan granting, it shall be deemed that Party B has performed the loan granting obligation. Party A shall ensure that the account for loan granting is in normal state (including but not limited to not being frozen by a competent authority etc.). If loan fund is frozen, deducted by a competent authority after being transferred to the account for loan granting, associated risks, responsibilities and losses shall be borne by Party A. Furthermore, Party A shall also indemnify Party B for all losses thus incurred.

9.       Change of the payment term

Under any of the following circumstances, Party B shall have the right to change the payment term of the loan fund, including but not limited to adjusting the application of the payment on commission (such as adjusting the amount standard of the payment on commission), changing the payment term of a single loan, etc.;

(1)	Party A has any of violations specified in the contract;
(2)	Any situation which may endanger Party B’s creditor’s rights as agreed herein;
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(3)	Other circumstances in which Party B deems it necessary to change the payment term of the loan funds.

If Party B changes the payment term, Party A shall perform the obligation of resubmitting documents and other obligations in accordance with the provisions hereof and Party B's requirements.

Article 6 Account Use and Supervision

1.	Account for loan granting

The account for loan granting hereunder shall be determined as follows, except that another account is agreed by both parties in Article 8 of the special terms hereof:

Within three (3) business days from the effective date hereof and prior to the first loan issuance, Party A shall open a special loan issuance account with Party B, which shall be exclusively used for the issuance and payment of all loans hereunder.

2.	Capital withdrawal account
(1)	Except that another account is agreed by both parties in Article 8 hereof for capital withdrawal, Party A shall open a capital withdrawal account in Party B within three working days upon the effective date hereof for capital withdrawal.
(2)	Party A shall, on a quarterly basis, regularly summarize and report to Party B the inflow and outflow of funds in the withdrawal account. Party A shall, no later than ten (10) working days from the beginning of each cycle, summarize and report to Party B the fund inflow and outflow of the account in the previous cycle.
(3)	Party B shall have the right to manage the inflow and outflow of the collected funds in the account, as specified in Article 8 of the Special Terms hereof.

Article 7 Repayment

1.	Repayment principle

Party A’s repayment hereunder shall be paid in accordance with the following principles:

Party B shall have the right to use Party A’s repayment first to repay all the expenses agreed herein, which shall be borne by Party A and paid by Party B in advance, as well as the expenses of Party B's realization of the creditor's rights. The residual will be repaid in principle of repaying interests before principal and complete repayment of interest and principal simultaneously. However, for loan and interests overdue for more than 90 days, the loan failed to be recovered after 90 days of delay or loans applicable for otherwise provisions of laws and regulations, Party A’s repayment shall be used to, after repayment of aforesaid costs, repay principal before interest.

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2.	Payment of interest

Party A shall pay the interest due to Party B on the interest settlement date. The first payment day is the first interest settlement day after the loan is issued. On the last payment, the interest will be fully settled along with the principal.

3.	Principal repayment plan

Party A shall repay the loan principal in accordance with the schedule set forth in Article 9 of the Special Terms hereof.

4.	Repayment method

Party A shall, before the repayment date agreed herein, make full provision of the amount payable in the current period in the capital withdrawal account or other accounts opened by Party B and transfer the amount to repay the loan by itself (Party B is also entitled to transfer the amount to repay the loan from such account), or transfer the amount to repay the loan from other accounts on the repayment date agreed herein.

5.	Advanced repayment

In case of advanced repayment, Party A shall submit a written application to Party B thirty (30) working days in advance. With the consent of Party B, Party A may repay part or all of the principal in advance.

When Party A make advanced repayment, interest shall be calculated according to the actual number of days for loan use and the loan interest rate agreed herein.

If Party B agrees to Party A’s advanced repayment, it shall have the right to collect compensation from Party A. The amount of compensation shall be determined according to the following standards: compensation amount= principal for advanced repayment × number of months for advanced repayment × compensation rate (see Article 9 of the Special Terms herein). Odd days less than a month will be counted as a month. Party A and Party B may otherwise agree on the standard for the calculation of the compensation amount.

In case of repayment by installment, if a part of loan principal is repaid in advance, the reversal order against the repayment plan should be followed. After advanced repayment, the loan interest rate agreed herein shall still be followed for loan not repaid yet.

Article 8 Rights and Obligations of Party A

1.	Party A’s rights
(1)	Be entitled to ask Party B to grant the loan as agreed in the contract;
(2)	Be entitled to use the loan according to the purpose agreed in the contract;
(3)	Be entitled to apply for loan extension to Party B under the premise of meeting Party B’s conditions;
(4)	Be entitled to ask Party B to keep confidential for financial materials and production and operation related business secrets provide for Party A, unless otherwise stipulated by laws, regulations and rules, or otherwise required by the competent authority or agreed by both parties;
(5)	Be entitled to refuse bribe extorting by Party B or Party B’s employees; be entitled to report to related authorities for above behavior or Party B’s other behavior violating relevant national laws and regulations on credit interest rates and service charges.

2.       Party B’s obligations

(1)	Withdraw the loan and pay off the principal and interest of the loan according to the contract; bear all expenses agreed herein;
(2)	Provide financial and accounting materials, information about production and business operation conditions according to Party B’s requirements, including but not limited to providing the balance sheet of the previous quarter and the income statement (the income and expense statement for a public institution) by the end of the last quarter within the first ten working days of the first month in each quarter; promptly providing cash flow statement of the current year at the end of the year, and ensure all materials provided are legitimate, true, complete, accurate and effective; do not provide false materials or conceal important facts on operation and finance.
(3)	Where Party A has any serious adverse event affecting its solvency or other situations endangering Party B’s creditor’s rights, or has change of its name, legal representative (person in charge), domicile, business scope, registered capital, or the articles of association of the company (enterprise) and other industrial and commercial registration issues, Party A shall inform Party B within three workings days in writing and provide Party B with related materials.
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(4)	Party A shall use the loan according to the purpose agreed herein and shall not occupy, embezzle or use bank loan to be engaged in illegal transactions, not use the loan for investment in fixed assets, equity or others, not use the loan for production and operation fields or purpose prohibited by the state, not replace debt generated due to Party A’s investment in fixed assets or equity; Party A shall cooperate and accept Party B’s inspection and supervision of its production, operation and financial activities as well as the loan use and payment hereunder, and cooperate and accept Party B’s post-loan management; Party A shall not withdraw capital, transfer assets or use affiliated transaction to avoid debt to Party B; Party A shall not obtain bank fund or credit granting based on the false contract concluded with the affiliated party based on notes receivable, receivables and other creditor’s rights without actual trade background for bank discount or pledge. Party A shall pay loan fund according to the contract and shall not avoid Party B’s payment on commission by breaking up the whole into parts.
(5)	If Party A uses the loan hereunder for manufacturing, it shall comply with the relevant national regulations on environmental protection;
(6)	Before paying off the principal and interest of Party B's loan, Party A shall not provide guarantee for any third party with the assets formed by the loan hereunder without obtaining the consent of Party B;
(7)	If Party A is a group customer, it shall timely report to Party B the related transactions of more than 10% of Party A's net assets, including :(1) the relationship between the parties involved; (2) transaction items and transaction nature; (3) transaction amount and corresponding proportion; (4) pricing policy (including transactions with no amount or only symbolic amount);
(8)	Party A shall obtain the written consent of Party B before the merger, split-up, equity transfer, external investment, substantial increase of financing and other major matters. However, Party B's written consent shall not affect Party B's right to take the remedies agreed herein in the future when Party B believes that such acts may endanger the security of Party B's creditor's rights;
(9)	If independent payment by Party A is adopted, Party A shall repot the loan use and payment situation every month. Party A shall report to Party B the loan use and payment situation in the previous month no later than the first ten working days within every month, and submit the list of loan use until the full payment of the loan. See Annex 4 for the format of the summary report.

Article 9 Rights and Obligations of Party B

1. Party B shall have the right to request Party A to repay the loan principal and interests and fees, to manage and control the payment of the loan fund, to monitor the dynamics of Party A’s overall cash flow, to recover the loan ahead of time based on the capital collection of Party A, to exercise the other rights agreed herein, and to require Party A to perform its obligations hereunder;

2. Party B shall have the right to participate in Party A’s large-amount financing (the determination criteria for large-amount financing are specified in Article 10 of the Special Terms hereof), asset sales, merger, split-up, shareholding reform, bankruptcy liquidation and other activities, to maintain its creditor's rights. The specific mode of participation shall be agreed by both parties in Article 10 of the Special Terms hereof;

3. Party B shall release the loan as agreed herein, except for delay or failure caused by Party A or other reasons not attributable to Party B;

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4. Party B shall keep confidential of relevant financial data and trade secrets on production and operation provided by Party A, unless otherwise stipulated by laws, regulations and rules, or required by competent authorities or otherwise agreed by both parties;

5. Party B shall not offer or solicit or accept bribes from Party A or its employees;

6. Party B shall not act in bad faith to damage the legitimate interests of Party A.

Article 10 Liability for breach of contract and remedial measures in case of any circumstance jeopardizing the creditor’s rights of Party B

1. Party B’s breach of contract and liabilities

(1)	If Party B fails to release the loan as agreed herein without any justified reasons, Party A may require Party B to release the loan as agreed herein;
(2)	If Party B collects interests and fees that should not be charged from Party A in violation of the prohibitive provisions of national laws and regulations, Party A shall have the right to ask Party B to return such fees;

2. Party A’s breach of contract

(1)	Party A violates any provision hereof or violates any legal obligation;
(2)	Party A expressly states or indicates by its conduct that it will not perform any of its obligations hereunder.

3. Circumstances that may jeopardize the creditor’s rights of Party B

(1)	Under any of the following circumstances, Party B believes that it may jeopardize its creditor's rights hereunder: Party A is in the state of contracting, trusteeship (takeover), leasing, shareholding system reform, reduction in its registered capital, investment, joint operation, merger, acquisition, restructuring, split-up, joint venture, equity transfer, substantial increase in debt financing, filed for or forced suspension of business for rectification, filed for dissolution, revoked, filed for or forced bankruptcy, change of the controlling shareholder/actual controller or material assets transfer, shut down, closure of business, heavy fine imposed by authorities, cancellation of registration, revoke of the business license, involved in major legal disputes, serious production and operation difficulty or deterioration of financial position, deterioration of credit, inability of legal representative or principal to perform their duties;
(2)	Under any of the following circumstances, Party B believes that it may jeopardize its creditor’s rights hereunder: Party A fails to perform other matured debts (including the matured debts of the institutions at all levels of China Construction Bank or other third parties), transfers assets at a low price or without compensation, reduces or cancels the debts of any third party, delay in exercise of its creditor’s rights or other rights, or provides guarantees for any third party; Party A’s financial indicators fail to continuously meet the requirements of Annex 2 “Financial Indicators Constraint Clause”; abnormal changes of funds in any account of Party A (including but not limited to the capital collection account and other monitoring accounts of Party B); major cross default event by Party A; weak profitability of Party A’s main business; abnormal use of loan funds;
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(3)	Party A’s shareholders abuse the independent legal person status of the company or the limited liability of shareholders to evade debts, which Party B believes may jeopardize its creditor’s rights hereunder;
(4)	Any of the preconditions for releasing the loan agreed herein are not continuously met;
(5)	Under any of the following circumstances of the Guarantor, Party B believes that it may jeopardize its creditor’s rights hereunder:
1)	The Guarantor violates any agreement or statement of the Guaranty Contract, and there are any false facts, errors or omissions in comparison with guaranteed matters;
2)	The Guarantor is in the state of contracting, trusteeship (takeover), leasing, shareholding system reform, reduction in its registered capital, investment, joint operation, merger, acquisition, restructuring, split-up, joint venture, equity transfer, substantial increase in debt financing, filed for or forced suspension of business for rectification, filed for dissolution, revoked, filed for or forced bankruptcy, change of the controlling shareholder/actual controller or material assets transfer, shut down, closure of business, heavy fine imposed by authorities, cancellation of registration, revoke of the business license, involved in major legal disputes, serious production and operation difficulty or deterioration of financial position, deterioration of credit, inability of legal representative or principal to perform their duties, which may affect the ability of the Guarantor to undertake the guaranty obligation;
3)	Other circumstances in which the ability of guaranty is lost or may be lost;

(6) In case of any of the following circumstances occurs in mortgage or pledge, Party B believes that it may jeopardize its creditor's rights hereunder:

1)	Damage, loss or reduction in value of the mortgaged or pledged property due to the act of any third party, state expropriation, confiscation, requisition, expropriation without compensation, demolition, change of market conditions or any other reasons;
2)	The mortgaged or pledged property is sealed up, seized, frozen, deducted, retained, auctioned or supervised by an administrative organ, or with its ownership under disputes;
3)	The mortgagor or the pledgor violates any agreement or statement of the Mortgage or Pledge Contract, and there are any false facts, errors or omissions in comparison with guaranteed matters;
4)	Other circumstances that may jeopardize the realization of the mortgage or pledge right of Party B;

(7) If the guaranty is not established or doesn’t come into effect, or the guaranty is invalid, cancelled or relieved, the Guarantor breaches the contract or expressly or by its behavior indicates that the it will not perform its guaranty obligation, or the Guarantor loses all or part of the guaranty ability, or the value of the guaranty decreases or other circumstances, which Party B believes may jeopardize the creditor’s rights hereunder; or

(8) Other circumstances that Party B considers may jeopardize its creditor's rights hereunder.

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4. Remedies of Party B

In case of any of the circumstances set forth in Clause 2 or 3 of this Article, Party B shall have the right to exercise one or more of the following rights:

(1)	Stop releasing loans;
(2)	Supplement conditions for release and payment of the loans;
(3)	Change the payment method of the loans as agreed herein;
(4)	Declare that the loan is due immediately and require Party A to immediately repay the principal, interest and expenses of all the matured and unmatured debts hereunder;
(5)	If Party A fails to use the loan as agreed herein, Party B shall have the right to require Party A to pay liquidated damages, and have the right to refuse Party A to use the undrawn amount hereunder. Liquidated damages payable by Party A = amount not used as agreed herein × rate of liquidated damages (see Article 11 of the Special Terms hereof for details);
(6)	If Party A fails to use the loan for the purposes agreed herein, Party A shall pay interest and compound interest for the amount misappropriated by Party A calculated based on the penalty interest rate and the interest settlement method agreed herein from the date of using the loan for the purposes other than that as agreed herein to the date of full repayment of principal and interest;
(7)	If the loan is overdue, for the loan principal and interest not paid off on time by Party A (including all or part of the loan principal and interest that has been declared to be due in advance by Party B), Party A shall pay interest and compound interest calculated based on the penalty interest rate and the interest settlement method agreed herein from the date of using the loan for the purposes other than that as agreed herein to the date of full repayment of principal and interest. Overdue loan means that Party A fails to repay the loan on time or Party A fails to repay the loan in stages as agreed herein.

Before the maturity of the loan, for the interest not paid by Party A on time, Party A shall pay the compound interest calculated based on the loan interest rate and the interest settlement method agreed herein.

(8) Other remedies include but are not limited to:

1)	Party B may deduct corresponding amount in RMB or other currencies from the account opened by Party A in China Construction Bank, without prior notice to Party A;
2)	Party B may require exercise of guaranty rights;
3)	Party B may require Party A to provide new guaranty for all debts hereunder in accordance with Party B's requirements;
4)	Party B may refuse to allow Party A to dispose the deposit of corresponding amount in the account (including but not limited to the capital collection account) opened by Party A in China Construction Bank;
5)	Party B may cancel the Contract.

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Article 11 Other Clauses

1. Payment of fees

The attorney fees, insurance premium, custody fees, appraisal fees, notarization fees, taxes, technical fees, environmental protection fees, payment and settlement handling fees, etc. related to the Contract and the guaranty hereunder shall be borne by Party A, unless otherwise agreed by both parties.

All fees incurred by Party A in violation of any agreement herein (including but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, execution fees, evaluation fees, auction fees, notarization fees, service fees, announcement fees, attorney fees, etc.) shall be borne by Party A.

2. Use of Party A’s information

Party A agrees that Party B may check the credit status of Party A with the credit database established by the People's Bank of China and the competent credit investigation department, or related offices or departments, and Party B may provide Party A's information to the credit database established by the People's Bank of China and the competent credit investigation department. Party A also agrees that Party B may reasonably use and disclose Party A's information for business purposes.

3. Announcement for collection of loans

In case that Party A defaults on the loan principal and interest or in case of any other breach of contract by Party A, Party B shall have the right to notify the relevant department or unit, and shall have the right to make public announcement through the news media for collection of loans.

4. Evidence validity of Party B's records

Unless there are reliable and hard evidences to the contrary, the internal accounting records of Party B related to the principal, interest, fees and repayment history, documents and vouchers made and kept by Party B when Party A handles withdrawals and repayment, pays interest and handles other businesses, and records and certificates of Party B for loan collection constitute valid hard evidence proving the obligatory relationships between both parties. Party A shall not raise any objection merely because the aforesaid records, documents and vouchers are produced or retained by Party B unilaterally.

5. Reservation of right

Party B's rights hereunder shall not affect or exclude any of its rights under laws, regulations and other contracts. Any rights that tolerate, allow extended time on or give preference to the defaults or delays or delay exercise of any right hereunder shall not be deemed as waiver of rights and interests hereunder or permission or approval of any acts that violate hereof, and shall not limit, stop and obstruct continuous exercise of such rights or other rights, or result in Party B's obligations and responsibilities for Party A.

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6. In case that Party A has other matured debts owing to Party B except for the debts hereunder, Party B shall have the right to deduct the among in RMB or other currencies in the accounts opened by Party A in China Construction Bank to pay off any matured debts, and Party A agrees not to raise any objection.

7. In case of any changes to Party A's mailing address or contact information, Party A shall immediately notify Party B in writing, and any loss caused by untimely notification shall be borne by Party A.

8. Collection of payables

For all of Party A’s amounts payable under the Contract, Party B shall have the right to collect corresponding Renminbi amounts or the amounts in other currencies from Party A’s account opened in China Construction Bank, without a prior notice to Party A. In case the procedures of foreign exchange settlement and sales or foreign exchange purchase and sales are needed, Party A shall be obligated to assist in those procedures and assume exchange rate risks.

9. Settlement of disputes

Any dispute arising from or during the performance of the Contract may be settled through mutual negotiation. Should such negotiation fail, the dispute may be referred to the people’s court in the place where Party B resides, unless both parties have agreed on other means to settle disputes.

During settlement of disputes, the provisions of the Contract irrelevant to the disputes must be performed.

10. Where the special terms and conditions of the Contract change or supplement the general terms and conditions, the Special Terms and Conditions shall prevail.

11. Effectiveness

The Contract shall come into effect when Party A’s and Party B’s legal representatives (the persons in charge) or authorized agents have signed and affixed official seals to it.

The attachments under the Contract shall be an integral part of the Contract, having equal legal force.

Special Terms and Conditions

Article 1 The loan under the Contract is (in word) SIX MILLION FIVE HUNDRED THOUSAND YUAN ONLY.

Article 2 The term of loan hereunder commences from Mar. 2, 2018 and expires on Mar. 1, 2019.

Article 3 The loan interest rate, penalty interest rate, interest accrual and interest settlement

1.	The loan interest rate under the Contract is

The fixed interest rate, which is LPR rate plus the basis point of 135.5 (1 basis point=0.01%, accurate to 0.01 basis point) and stays unchanged during the term of loan.

2.	The penalty interest rate under the Contract is:
(1)	In case Party A uses the loan not for the purpose stated in the Contract, the penalty interest rate shall be the loan interest rate plus 100%.
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(2)	In case of overdue loan hereunder, the penalty interest loan shall be the loan interest rate plus 50%.
3.	LPR rate under the Contract

When the loan is offered for the first time under the Contract, LPR rate refers to the one-year Renminbi loan basic loan prime rate (China Construction Bank LPR) of China Construction Bank one business day before the value day; after that, when the loan interest rate is adjusted as agreed above, LPR rate refers to the one-year Renminbi loan prime rate of China Construction Bank one business day before the adjustment day.

4.	Interest settlement of the loan under the Contract

Monthly interest settlement, the day of interest settlement is fixed in the 20th day each month.

Article 4 Other prerequisites of offering a loan as agreed by both parties:

Party B has received the Notice of Approving the Handling of Credit Extension issued by the guarantee Goldorigin Guarantee.

Article 5 Specific plans of drawing on the loan under the Contract:

1.	During Mar. 2, 2018 to March 31, 2018, the amount of SIX MILLION FIVE HUNDRED THOUSAND YUAN ONLY will be drawn on;

Article 6 Both parties agree to choose the provision about Party A providing materials as agreed in subparagraph (2) of paragraph 5 of Article 5 in General Terms and Conditions of the Contract.

1.	Other cases of drawing on/paying loan agreed by Party A and Party B: /
2.	Other materials agreed in item 1 (3), subparagraph (1) of paragraph 5 of Article 5 in General Terms and Conditions of the Contract: /
3.	Other materials agreed in item 2 (3), subparagraph (1) of paragraph 5 of Article 5 in General Terms and Conditions of the Contract: /
4.	Other materials agreed in item 3, subparagraph (2) of paragraph 5 of Article 5 in General Terms and Conditions of the Contract: /

Article 7 In terms of subparagraph 1 of paragraph 6 of Article 5 in General Terms and Conditions of the Contract, both parties agree to choose the cases listed in item (2).

Article 8 Both parties agree to use Party A’s other account (account number: 35101535001059889999) opened in Party B as the account to issue the loan.

Both parties agree to use Party A’s existing account (account number: 35101535001059889999) opened in Party B as the account for withdrawal of fund.

Party B shall have the right to manage the fund withdrawn in the account for withdrawal of fund, with the details stated as follows:   /

Article 9 Party A shall repay the principal of the loan as schedule below:    /

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Both parties agree that the compensatory payment rate for Party A’s prepayment of the loan principal is 0.1%.

Article 10 The wholesale funding referred to in paragraph 2 of Article 9 in General Terms and Conditions of the Contract means the financed amount over RMB 100 million or the equivalent amount in other foreign currencies.

The way Party B participates in Party A’s wholesale funding, asset sales and merger, separation, shareholding reform and bankruptcy liquidation: where Party A carries out wholesale funding, asset sales and merger, separation, shareholding reform and bankruptcy liquidation, Party B’s prior written approval shall be obtained. If Party B approves the activities mentioned above with strings attached, Party A shall implement the prerequisites required by Party B; otherwise, Party A shall be deemed as breaching the Contract. In this case, Party B has the right to take the remedies for breach as agreed herein.

Article 11 The interest rate of liquidated damages as agreed in paragraph 4 of Article 10 in General Terms and Conditions of the Contract is   / .

Article 12 Other matters agreed by both parties:

1.	The fees and additional charges under the Contract shall be the tax-inclusive value including VAT, unless otherwise specified by both parties.
2.	Invoice
(1)	Party B shall issue invoices an agreed in paragraph 1) listed below:
1)	Where Party A requires invoices to be issued, Party B shall issue VAT invoice for the amount paid as required by laws upon receiving Party A’s payment.
2)	Other agreements: /
(2)	Billing information provided by Party A

Name of company (full name): Fujian Blue Hat Interactive Entertainment Technology Co., Ltd.

Taxpayer’s registration number: 9135020069304817XF

Bank account: 424758367893 Bank of deposit: Bank of China Xiahe Branch

Address: Room 401-2, Industrial Design Center, No. 84, South Longshan Road, Siming District, Xiamen, Fujian Province

Tel.: 0592-2280081

(3)	In case there is a need to cancel an invoice or issue a credit note, Party A shall provide Party B with assistance in time if required. Where the invoice fails to be cancelled or the credit note cannot be issued due to Party A’s reason, Party A shall compensate Party B’s total losses, including taxes, additional fees, penalty sum and overdue fine.
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3.	If Party A is an entity outside of People’s Republic of China and the price and additional charges under the Contract are entitled to preferential taxes and need taxation filing in accordance with China’s laws, regulations, rules and relevant authorities’ regulations, Party A shall provide Party B with sufficient and accurate materials of preferential VAT tax filing to assist Party B in completing taxation filing.
4.	The notices, demands and related legal instruments of suits and arbitration relevant to the Contract between both parties shall be sent to the address/domicile/locations of the parties stated in the cover/front of the Contract, and shall be deemed duly served when they are sent out. In case either party’s address/domicile/location changes, a notice shall be sent to the other party and relevant departments without delay. Before receipt of valid notice of change, the address/domicile/location stated in the Contract shall be the valid addresses for notice delivery of the parties.

Article 13 The Contract shall be made in quadruplicate.

Annex 1:

Basic Condition of the Loan

1. The loan hereunder is specially used for the following purposes:

(1) procuring the materials; (2) paying the daily operation management fees; (3) paying the taxes and salaries.

Without the written consent of Party B, Party A shall not change the specific purpose of the loan.

2. The sources for repaying the loan hereunder are as follows:

The raised funds and all assets of the Borrower

Party A shall ensure that the sources of repayment are real and legal and the cash flow for repayment is stable and adequate.

3. Others:   /

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Annex 2:

Restrictive Clauses regarding the Financial Index

The financial index of Party A shall constantly satisfy the following restriction:

This Clause shall not be applicable.

After notifying Party A one working day in advance, Party B shall be entitled to modify the above restrictions. The relevant financial indexes shall be subject to the latest financial statement affixed with the official seal of Party A as received by Party B.

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Annex 3

Disbursement Plan

Contract number	/
Date of withdrawal	/
Number	Planned purpose	Estimated payment	Estimated target for payment (if any)	Remark
1	/	/	/	/
2	/	/	/	/
Total	/ yuan (in words: yuan)
Name of the Borrower (seal): /

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Annex 4

Summary of Independent Payment

Contract number	/
Date of submission	/
Number	Actual purpose	Target of payment	Amount	Evidential materials	Whether planned issue or not
1	/	/	/	/	/
2	/	/	/	/	/
Total	/ yuan (in words: yuan)
Name of the Borrower (seal): /
Conclusion of internal review	Customer manager (signature): /
Post of review over the release and payment (signature): /

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Clauses of the Declaration

I. Party A has clearly known the scope of business and limit of authorization of Party B.

II. Party A has read all clauses of the Contract. Upon the request of Party A, Party B has make due explanations over corresponding clauses with regard hereto. Party A has completely known and fully understood the meanings and corresponding consequences of the clauses hereof.

III. Party A’s conclusion and performance of the obligations hereunder meet the provisions in the laws, administrative regulations, rules and articles of association or internal organizational documents of Party A and have been approved by the internal competent agencies of the company and/or competent national authorities.

IV. Party A carries out production and operation in accordance with the laws and regulations;

V. Party A has sustainable operation ability, with legal source for repayment;

VI. Party A undertakes all loans hereunder are based on the actual demand for specific purpose of the loans, without exceeding the actual demand.

VII. Party A and the holding shareholders have good credit standing, without significant adverse records.

VIII. Party B shall be entitled to authorize other branch of CCB to release the loan hereunder and exercise and perform the rights and obligations of Party B hereunder and Party A has no objection thereto.

IX. Party A declares that, when signing the Contract, it and the important affiliates thereof has not involved in any act or circumstance of violating the environment and social risk management laws, regulations and rules and undertakes to strengthen the environment and social risk management of itself and important affiliates thereof and strictly obey the relevant laws, regulations and rules related to environment and social risk management, avoid causing danger and relevant risks to the environment and society during the construction, building and operating activities (including without limitation to power consumption, pollution, land, health, safety, immigrant allocation, ecological protection, energy saving and emission reduction, climate change and other relevant environmental and social problems). Party A acknowledges that, Party B shall be entitled to supervise the environmental and social risk management of Party A and to require Party A to submit the environmental and social risk report. If the above declarations of Party A are false or the above commitments are not performed or if Party A may possibly cause environmental and social risks, Party B shall be entitled to stop extending the credit to Party A (including without limitation to rejection to release the loan, provide the finance and open a guarantee or letter of credit or banker’s acceptance bill), or declare that the principal and interest of the financial claims (including without limitation to loan, financing or the already or possibly caused advance) are matured in advance, or adopt other remedial measures agreed in the Contract or allowed by the laws.

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Party A (official seal):

/s/ Fujian Blue Hat Interactive Entertainment Technology Co., Ltd.

Fujian Blue Hat Interactive Entertainment Technology Co., Ltd. (seal)

Legal representative (person in charge) or authorized agent (signature):

March 1, 2018

Party B (official seal): /s/ Xiamen Branch, China Construction Bank Xiamen Branch, China Construction Bank (seal) Person in charge or authorized agent (signature): March 1, 2018

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